Exhibit 10.2

AMENDMENT
TO
RESTATED 1989 COURIER CORPORATION
DEFERRED INCOME STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

A.            The Restated 1989 Courier Corporation Deferred Income Stock Option Plan for Non-employee Directors (the “Plan”), as amended on November 4, 1993, is hereby amended pursuant to the authority reserved in Section 9 thereof:

1.             Section 4 is hereby amended by deleting the second paragraph thereof and substituting therefor the following:

“In the event that the outstanding shares of the Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares, or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or dividends payable in stock, equitable or proportionate adjustments shall be made in the number and kind of shares underlying outstanding Options or Stock Units as well as the number of shares for which future grants may be made.  The Board of Directors shall also make equitable or proportionate adjustments in the number of shares underlying outstanding Options to take into account cash dividends declared and paid by the Company other than in the ordinary course.  Such adjustments in outstanding Options shall be made without a change in the aggregate total option price of Options then outstanding and unexercised, but with a corresponding adjustment in the option price per share.  Notwithstanding the foregoing, no adjustments shall be required if the Board of Directors determines that such action could cause an Option to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Internal Revenue Code.  Any such adjustment made by the Board of Directors shall be conclusive and binding upon all affected persons, including the Company and all Participants.”

B.            Except as amended herein, the Plan is confirmed in all other respects.

C.            The effective date of this Amendment is December 7, 2006.